Exhibit 99.1

SB Financial Group
Second Quarter 2016 Financial Results
July 22, 2016 at 11:00 a.m. Eastern

CORPORATE PARTICIPANTS Melissa Martin - IR Mark Klein - Chairman, President and CEO Tony Cosentino - CFO Jon Gathman - Senior Lending Officer

PRESENTATION

Operator

Good morning, and welcome to the SB Financial Group's Second Quarter 2016 Conference Call and Webcast. I would like to inform you that this conference call is being recorded, and that all participants are in a listen-only mode. We will begin with remarks by management and then open the conference up to the investment community for questions and answers.

I will now turn the conference over to Melissa Martin with SB Financial. Please go ahead, Melissa.

Melissa Martin

Good morning, everyone. I would like to remind you this conference call is being broadcast live over the internet and will also be archived and available on our website at www.yoursbfinancial.com under Investor Relations.

Joining me today are Mark Klein, Chairman, President and CEO; Tony Cosentino, Chief Financial Officer; and Jon Gathman, Senior Lending Officer.

Before I turn the call over to Mr. Klein, let me add that this call may contain certain forward-looking statements regarding SB Financial Group's financial performance, anticipated plans, operational results and objectives. Forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied on our call today.

We have identified a number of different factors within the forward-looking statements at the end of our earnings release, and you are encouraged to review those factors. SB Financial Group undertakes no obligation to update any forward-looking statement, except as required by law, after the date of this call. In addition to the financial results presented in accordance with GAAP, this call will also contain certain non-GAAP financial measures.

I will now turn the call over to Mr. Klein.

Mark Klein

Thank you, Melissa, and good morning, everyone, nice to have you all with us. Welcome to our second quarter webcast for 2016. The momentum that we established in 2015 and on into the first quarter of 2016, I'm happy to report, continued this quarter.

Once again, we delivered double-digit growth in revenue, net income, including earnings per share and net interest income, loan balances, and deposit growth, while maintaining top tier asset quality. Collectively, our efforts through the first six months of the year have enabled us to improve our overall performance once again and deliver a return on assets of over 1.1%.

Highlights this quarter include GAAP net income for the quarter was 2.27 million, a 13.8% improvement over the prior year, and a 37% improvement over the year-ago period. Likewise, our performance reflected a return on average assets of 1.15% for the quarter and 1.01% year-to-date. Net income available to common shares for the quarter was $2 million or $0.35 a share, representing approximately a 13% improvement over the prior year quarter and 35% over the linked quarter.

SB Financial Group

July 22, 2016 at 11:00 a.m. Eastern

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Loan balances grew another $27 million, or 4.8%, to complement last quarter's growth of over $19 million. Collectively, year-to-date, we had over $47 million in growth, or 17% annualized. Loan growth over last year’s second quarter reflects an expansion of over $82 million or 15.8%.

Top line revenue grew by 1.2 million, or 12%, to complement last quarter's growth of 4.6%. Aggregately, year-over-year revenue expanded by nearly $1 million, or 4.7%. Likewise, expenses increased 7.4% from a linked quarter, and represented an acceleration over the prior year-to-date level of 4.8%, due to some of our strategic expansion.

Assets under management in our wealth management division grew by 2.7% and 1.6% over the prior year quarter. Due to the timing of our growth, revenue remained relatively flat from the linked quarter and down slightly from the prior year quarter.

Mortgage origination volume for the quarter was $110 million, or 53% over the linked quarter of $72 million, and approximately $17 million over the year ago quarter, or a 17% improvement. This volume represented over 90% of new money to State Bank and provided over $39 million in growth in our sold loan portfolio.

Asset quality and loan portfolio metrics continued to reflect top-quartile performance. And finally, the SBA strategy we've talked about for several quarters continued to reveal that same positive trend that we reported in the first quarter.

Each of the metrics I have touched on strategically links to one of our five strategic themes to become and remain a high-performing institution. As you recall, those five themes driving our assent are organic balance sheet growth yielding top line revenue expansion, as well as that all-important fee-based business line delivering non-interest income; developing newer, higher growth low share markets we've discussed at length; cross-selling and onboarding existing clients while attracting new clients; providing that all-important world-class client service we've spoken of several times; and lastly, delivering asset quality metrics that provide us potentially a sustainable competitive advantage.

And now a little detail on each. First, revenue diversity. We continue to drive performance improvement with a market-leading mix of net interest margin and non-interest income. This focus enabled us to drive bottom line improvement where net interest margin expanded 5% and non-interest income grew 25%. Collectively, total revenue improved $1.2 million, or 12.5%.

Our business lines in wealth management, residential and commercial loan sales, and revenue enhancement as a result of our deposit, services, realignment from 2014 provide a unique balance. As a result, fee-based revenue remains strong at over 40% of our total revenue, even when including a ten-year treasury rate decline that drove an additional portfolio impairment of nearly $500,000 this quarter, and Tony will speak a bit more on the impairment of our servicing rights shortly.

SB Financial Group

July 22, 2016 at 11:00 a.m. Eastern

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We continue to drive household growth and a significant portion of our non-interest income through our residential loan origination strategy. This quarter, we produced over $110 million, as I mentioned, a record quarter for our company and a direct reflection of the expansion of our geographic footprint that we discussed last quarter.

When you consider our average gain of 2.4% on sales of over $95 million, revenue grows and performance improves. Our ability to take market share was further revealed in our growth of our mortgage banking net revenue. In fact, it expanded over to $2 million even after our impairment, representing 114% improvement from the linked quarter.

Our servicing portfolio now stands at a record high $830 million. This business line also continues to drive our household growth that now stands at over 26,773 households. Competitive products, professional sales people, and an engaged backroom continue to provide the momentum.

Agriculture and small business loan sale gains remain an integral part of our strategy to diversify our revenue stream. Agricultural loan sale gains for the quarter were $31,000, whereas SBA loan production was $1.3 million compared to $3.3 million from a linked quarter, and represented gains of $119,000.

We continue to identify and deploy initiatives to grow both of these business lines into our new and existing markets. Aggregately, all sales including residential generated $2.4 million in gains or 57% of our non-interest income and 23% of total revenue. Our results clearly are consistent with our strategy to leverage our expertise into our newer markets.

Expanding our reach through the wealth management business line continues to be a focus for our company. Our assets under management increased by 2.7% to $367 million or over $10 million from the linked quarter, and $6 million, or 1.6% from the year ago period. In order to continue to expand this line of business, we realize it is incumbent upon us to not only identify additional talent to lead, but to also position ourselves to capitalize on opportunities in our prime target markets as well. Aligning these initiatives with our desire to grow will provide for continued expansion here.

Finally, our deposit fees continue to be a stable source of non-interest income. Revenue for the quarter was up slightly and reflects a year-to-date increase of 1.9% over the prior year. The realignment of our consumer deposit product lineup in 2014 has contributed to a 6.7% increase over the same period in 2014, and a 1.9% increase over the same period in 2015. Cultural initiatives to grow the franchise through our world-class client experience levels, embraced by all 220 of our staff members are delivering the improvement.

Our second initiative, adding scale to our organization. Our Findlay office has now been open for over a year and is gaining traction every quarter. Currently, loan balance expanded over $15 million and loan pipeline is strong at over $12 million. This new economically healthy commerce-rich growing market is fitting nicely into our plans to add scale and improve our efficiency. The prospects for growth with this diverse, well-seasoned local team remain strong.

SB Financial Group

July 22, 2016 at 11:00 a.m. Eastern

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Our new full service expansion in Columbus complements and leverages our eight-year lending focus, that now reflects loan balances of over $150 million, an all-time high. With our full service banking strategy now in place in Columbus for over seven months, deposit balances have expanded over $5.8 million or 43% over year end and now stand at nearly $20 million. This market, our staff, the regional demographics, all complement our strategic growth initiatives quite well.

And finally, we continue to prepare for our full service entrance into the Bowling Green, Ohio market. As with each of our earlier market expansions, success here rests with our ability to identify and attract local talent. Plans remain to enter this market in the fourth quarter of this year with full business line deployment. As we discussed last quarter, mortgage lending has to begin this month with calls on commercial clients to begin shortly thereafter.

Our third initiative is to grow our franchise by expanding relationships. Organic growth is the most efficient way to create stockholder value. This quarter, we expanded our households, as I mentioned, to 26,773 and represents a 2.67% growth over the prior year-end and over 1,000 households, or 4%, from the year-ago quarter. Proactive passionate care of our clients with a focus on building relationships that we know we want to last a lifetime is driving our lift.

We discuss our business lines and corporate initiatives regularly and we realign them monthly. As a result, our performance is a direct reflection of our levels of execution. Our strong brand that includes identifying client needs proactively and meeting and exceeding our clients’ expectations every day, continues to build franchise value and along with it a loyal, broader client base across our entire footprint.

By identifying opportunities and solving client needs, everyone wins. We intend to build on our referral initiatives that enabled us this quarter to identify another 488 opportunities that led to 239 referrals to business partners that represented over $20 million in an additional new business for our company.

Operational excellence remains the fourth key theme required for us to deliver on our performance improvement commitment. We now service 5,997 mortgage loans predominately throughout Ohio, Indiana and Michigan. These newer, generally single service household in aggregate now represent 1.77 services per household and has significant potential to expand well beyond the companywide level of 2.67 services per household. Cross-selling, onboarding and re-boarding by our entire retail staff will continue to drive our share of the wallet in each household to a higher level.

Maintaining our asset quality is the fifth and is to become and remain a high performance company. Our loan growth year-to-date of over $47 million, or 17% annualized, has come without compromising our loan underwriting standards. We remain steadfast in our calling efforts to expand a quality loan portfolio.

SB Financial Group

July 22, 2016 at 11:00 a.m. Eastern

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Delivering quality loan portfolio growth without compromising prudent underwriting standards is the path to our top-decile performance. Our quality metrics are revealed in our numbers. Non-performing assets right at 1%, net charge-offs were recoveries of 245,000, and an allowance now at 1.23%, representing over 90% coverage of non-performing assets.

I'd now like to ask Tony Cosentino to provide a few more details on our numbers this past quarter. Tony?

Tony Cosentino

Thanks, Mark, and good morning, everyone. For the quarter, we had net income of $2.3 million or $0.35 per diluted earnings per share. Our EPS was up $0.04 and $0.09 from the prior year and linked quarter or 13% and 35% respectively. Through six months, our diluted EPS of $0.61 was up 13% from the prior year.

Now let's look at some highlights for the quarter. First, total operating revenue on a fully tax equivalent basis for the quarter was up 5% from the prior year, and up 12.5% from the linked quarter. We had loan growth, up $82 million from the prior year or 15.8%. Loan sales delivered gains of $2.4 million from mortgage, small business and agriculture, up 16% for the prior year. And lastly, as Mark said, we had a negative valuation adjustment to our mortgage servicing rights of just under $500,000.

Now, as we break down the second quarter income statement further, let's begin with net interest margin. Net interest income on an FTE basis was up from the prior year by 11.2% and up 5.1% from the linked quarter. End of period loan balances from the prior year were up $82.4 million, an increase of 15.8% and were up $27.6 million or 19% annualized from the linked quarter.

This quarter's loan growth surpassed the very strong first quarter of 2016 when we added $19.5 million of balance sheet loan growth. We continued to grow our loan book without sacrificing quality or price. Delinquencies when we net out identified non-performing loans are zero. And our average loan yield decreased by just one basis point from the prior year. In addition, our overall earning asset yield was up two basis points from the prior year as our mix trended slightly away from the bond portfolio.

On the funding side, we experienced an increase in the cost of our interest-bearing liabilities, coming in at 55 basis points for the quarter, up six basis points from the prior year. Our need for retail funding to facilitate loan growth is driving deposit costs higher.

Net interest margin at 3.75% was down just one basis point from the prior year and flat to the linked quarter. Loan activity has had a major impact on margin income from the prior year, with total loan interest income of $6.7 million, up 14%. Clearly a key driver was the $82 million of increased loan balance which was the net result of $256 million in loan production over the last four quarters.

We remain pleased that pricing has not been compromised with our average loan yield down just one basis point for the current quarter versus the prior year and on a year-to-date basis, actually, loan yields are higher by three basis points.

SB Financial Group

July 22, 2016 at 11:00 a.m. Eastern

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Total non-interest income of $4.3 million was down 3% from the prior year, but up 25% from the linked quarter; however, adjusting for the servicing rights and securities gains we took, we would be up 12% and 14% respectively. Likewise, when we adjust fee income as a percentage of revenue, it rises from the reported 40% to 42%.

For the quarter, mortgage originations of $110 million were up from the prior year by $16.6 million or 18% and were up $38 million or 53% from the linked quarter. The rapid decline in the ten-year treasury has been challenging as our servicing gains and rights have declined, but also, we are seeing significantly higher application volume than we anticipated in our plans. Given the expanded disclosure requirements and how much new purchase volume we are seeing we have tweaked pricing recently on refinance business to manage volume. As we have noted, this quarter's new purchase volume was 90%, and we expect to maintain that level into the third quarter. Total gains on sale and residential came in at $2.3 million, which was in excess of 2.4% on our sold volume at $95 million.

Our servicing portfolio of $832 million provided revenue for the quarter of $505,000 and the servicing portfolio was increased by $109 million or 15% from the prior year’s sold volume of $281 million. The impact of the declining ten-year yield and accelerated prepayment speeds reduced the market value of our mortgage servicing rights this quarter. Our calculated fair value of 78 basis points was down 13 basis points from the prior year and resulted in a $469,000 write-down in the quarter. This is a swing of $737,000 from the prior year.

Through the first six months, the impairment has negatively impacted our mortgage business by $1.2 million. At June 30, 2016, the servicing rights were $6.5 million, flat to the second quarter of 2015 and declined 2% from the linked quarter. As of the end of the quarter, our total temporary impairment remaining for recapture is $1.5 million.

Other fee income for the quarter was at $2.3 million, up from the prior year by 7%. This growth was driven by non-residential loan sale gains, increases in deposit fees and securities gains taken to offset the MSR impairment discussed earlier. We had SBA loan sale gains that exceeded $0.1 million in the quarter. This quarter also included a gain on the sale of commercial OREO property of $0.2 million. Total operating expenses were up $0.6 million or 8.6% from the prior year, and compared to the linked quarter, expenses were up $0.5 million or 7.4%.

Total headcount for our company is up by 16 since the prior year, reflecting staffing levels in our new locations, in addition to added resources and compliance, loan review and mortgage administration. These higher staffing levels in addition to merit adjustments and higher commission and incentive costs make up the bulk of our year-over-year total expense increase.

Operating leverage for the quarter was a negative 0.6 times, but if we adjust it for the one-time revenue items it would improve to a positive 1.4. Our non-interest expense to average assets for the quarter was 3.78%, which was improved from the 3.81% achieved in the second quarter of 2015. When we calculate our net number which includes non-interest income to average assets of 2.2%, we are at 1.58%. This net income interest metric has declined from the prior year, but when adjusted for the one-time items the change is positive.

SB Financial Group

July 22, 2016 at 11:00 a.m. Eastern

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Now, as we turn to our balance sheet, loans outstanding at June 30 stood at $605 million, 76.2% of the total assets of the company. We had growth of $82 million from the prior year and $27.6 million for the linked quarter. These growth levels were 15.8% and 19.2% annualized respectively.

Compared to the prior year, our loan growth was diverse with commercial real estate leading the way with $37.9 million, followed by residential real estate of $18.6 and C & I of $16.4. On the deposit side, we are up from the prior year by $85 million, which is a 15.2% growth rate and up from the linked quarter by 10.3 million. Due to the strength of our loan pipeline, we continue to be more aggressive on deposit pricing and marketing in order to meet our funding needs.

Matching our loan growth for the last 12 months with lower cost retail funding is a key accomplishment. Our loan to deposit ratio exceeded 93% on June 30th, in line with our goals. Our balance sheet continues to be in an asset sensitive position with the trend line over the last five quarters being more asset sensitive. We feel that this strategy is prudent as we maintain short-term cash flow and flexibility. With this structure, we are prepared to move resources into higher yielding products and to take advantage of potential rate increases.

Looking at our capital position, we finished the quarter at $85 million, up 6.8 million or 8.7% from June 30 of last year. The equity to asset ratio of 10.7% was down slightly from the prior year, but our tangible equity level was up 13 basis points.

We announced a share repurchase late in the second quarter, and the impact on our share account was minimal in this release. We expect to accelerate our buying in the coming two quarters given the market discount that SBFG shares currently maintain. These acquired shares should provide the necessary supply to meet the needs of our compensation programs in the near term without issuing new shares at a future higher price.

Regarding asset quality, total non-performing assets now stand at $8.2 million or 1.04% of total assets with 98% in non-performing loans and 2%, or $157,000, in OREO property. Total level of non-performing assets is up $2.8 million from the prior year but flat to the linked quarter. Included in the non-performing asset total is $1.4 million in accruing restructured credits which are nearly all maturity extensions and which elevate our non-performing level by 17 basis points. Absent these accruing restructure credits, total non-performing asset ratio would be just 87 basis points.

We continue to manage two large credits that comprise 56% of our total problem assets. Both of these credits are commercial real estate properties, and we expect these credits to be resolved this year at or near our current carrying value. Our OREO balance of $157,000, our residential real estate and our stated values should match closely to proceeds upon disposition.

SB Financial Group

July 22, 2016 at 11:00 a.m. Eastern

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Provision expense for the second quarter 2016 was zero, down from $0.5 million in the prior year and $0.3 million from the linked quarter. Our absolute level of loan loss allowance is up from the prior year and linked quarter by 6.4% and 3.4%. This is due to our loan losses for the quarter and year to date being net recoveries of $245,000 and $210,000 respectively. Due to loan growth, our allowance total loan percentage has declined from 1.34% at June 30 of last year to 1.23% currently. This allowance level places it at the median of our peer group, which bodes well given our top quartile peer NPA ratio.

So, as we summarize the quarter, despite the impairment to our servicing rights we reported diluted EPS of $0.35 a share, up 13% with a trailing-12 month EPS of a $1.25 per share. In addition, we have grown total assets under our care from the prior year by over 11% to $2 billion.

I will now turn the call back over to Mark.

Mark Klein

Thank you, Tony. It literally was a good quarter on all fronts for SB Financial. We are delivering on our commitments. We expanded our loan and deposit base, provided top line revenue growth, delivered record quarterly mortgage originations and expanded net income, as Tony indicated, by more than 13%. These improvements are a direct reflection of our robust markets we've entered, diversified product line and regional sales leadership all bound by our commitment to execute on the strategies we've identified. We remain committed to our vision of top-decile performance.

Now I'd like to turn back over to Melissa for some questions from our investor community. Melissa?

Melissa Martin

Thank you, Mark. Operator, we're ready for questions now.

QUESTIONS AND ANSWERS

Operator

We will now begin the question-and-answer session. To ask a question, you may press star then one on your telephone keypad. If you are using a speakerphone, please pick up your handset before pressing the keys. To withdraw your question, please press star then two. At this time, we will pause momentarily to assemble our roster.

Melissa Martin

While we are waiting for questions to come in, I'd like to remind you that today's call will be accessible on our website at www.yoursbfinancial.com under Investor Relations.

Operator

Our first question comes from Chas Craig with Meliora Capital. Please go ahead.

SB Financial Group

July 22, 2016 at 11:00 a.m. Eastern

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Chas Craig

Hi, guys, thanks for taking my question. First, I want to congratulate you on really couple good years now of organic growth. My question though is, as we’re continuing to build out the infrastructure, have been and continue to, I recognize that it's hard to get your expenses fully under control, under that more of a growth orientation, but it seems to me that a fairly low-hanging fruit to increase EPS by a pretty significant amount would be shaving 5% to 10% off your efficiency ratio, and I'm curious if you have line of sight on your ability to do that while you’re continuing to grow. Thank you.

Mark Klein

Sure. Thanks, Chas, for the question. We’re always looking hard at all of our expense line items. We continue to deploy strategies, and while we caught up a bit with ourselves here in 2015 by delivering top line revenue with our bets and expanding on expenses and personnel in new markets, we've now ramped that up again. And as Tony indicated, we are up 15 to 17 individuals from the prior year. We’re kind of in the midst of a growth phase. We've certainly gathered some inertia and momentum in our new markets, and we fully expect that those bets to play out like we have in the past and continuing to improve our efficiency ratio with organic balance sheet growth, but it's going to take a few quarters to digest, Chas, some of the bets that we've made.

Chas Craig

Okay, great.

Operator

Again, if you have a question, please press star then one.

CONCLUSION

Operator

We have no further questions at this time. This concludes our question-and-answer session. I would like to turn the conference back over to Mark Klein for any closing remarks.

Mark Klein

Once again, thank you all for joining us. We’re proud of the quarter that we’ve produced. We have high expectations for the last half of the year, and we certainly look forward to getting back together with you all in October for a report our third quarter. Thank you all for joining us, and we'll talk soon. Goodbye.

Operator

The conference has now concluded. Thank you for attending today's presentation. You may now disconnect.

SB Financial Group

July 22, 2016 at 11:00 a.m. Eastern

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